UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Alliance Shareholder Communications
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003

Important Proxy Voting Reminder

2 Minutes. One Vote.
Same Janus Henderson.

More than 46% of your fellow shareholders have voted on the proposal, but we need 50%.

Please join your peers by voting now.

Janus Henderson
INVESTORS

Vote Today

Mutual Fund shareholders:
To VOTE call **1-855-206-2338**

ETF shareholders:
To VOTE call **1-855-206-2309**

Proxy voting specialists are available 9:00 a.m.–10:00 p.m. Eastern Time Monday through Friday, and 10:00 a.m.–8:00 p.m. Saturday and Sunday.

260529-allianceJanus8.5x11.indd 1 6/19/26 2:55PM

Same team. Same strategy. Same fee. Your vote keeps it that way. Your Vote Is Needed Please cast your proxy vote before the June 29, 2026 Joint Special Meeting of Shareholders. The Board unanimously recommends that shareholders vote FOR the proposal to approve a new investment advisory agreement. Your Vote Is Important Vote Today Mutual Fund shareholders: To VOTE call 1-855-206-2338 ETF shareholders: To VOTE call 1-855-206-2309 Proxy voting specialists are available 9:00 a.m.–10:00 p.m. Eastern Time Monday through Friday, and 10:00 a.m.–8:00 p.m. Saturday and Sunday. 260529-allianceJanus8.5x11.indd 2 6/19/26 2:55 PM